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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our reports dated January 26, 2000 except for Note 13, as to which the date is May 15, 2000, relating to the financial statements and financial statement schedules of Integrated Telecom Express, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, CA
June 29, 2000